Exhibit 99.3

CONSENT OF CASSEL SALPETER & CO., LLC

Bison Capital Acquisition Corp.

609-610 21st Century Tower

No. 40 Liangmaqiao Road

Chaoyang District, Beijing

China

Attention: The Special Committee of the Board of Directors

RE:	Proxy Statement / Prospectus of Bison Capital Acquisition Corp. (“Bison”), which forms part of Amendment No. 4 to the Registration Statement on Form S-4 of Bison (the “Registration Statement”).

Members of the Special Committee:

We hereby consent to the inclusion of our opinion letter, dated September 11, 2018, to the Special Committee of the Board of Directors of Bison as Annex F to the Proxy Statement/Prospectus included in Amendment No. 4 to the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion, including the quotation or summarization of such opinion, in such Registration Statement, under the headings “SUMMARY OF THE PROXY STATEMENT – Opinion of Financial Advisor to the Special Committee,” “THE BUSINESS COMBINATION PROPOSAL – Background of the Business Combination” and “THE BUSINESS COMBINATION PROPOSAL – Opinion of Financial Advisor to the Special Committee.” The foregoing consent applies only to Amendment No. 4 to the Registration Statement being filed with the Securities and Exchange Commission today and not to any other amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: April 29, 2019

/s/ Cassel Salpeter & Co., LLC

Cassel Salpeter & Co., LLC